Exhibit 10.17
FOURTEENTH AMENDMENT TO THE
DYNEGY INC. 401(k) SAVINGS PLAN
WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), maintains the Dynegy Inc. 401(k) Savings Plan (the “Plan”) for the benefit of the eligible employees of certain participating companies;
WHEREAS, Dynegy and its delegates are authorized and empowered to amend the Plan pursuant to Section 16.1 of the Plan; and
WHEREAS, Dynegy desires to amend the Plan to recognize the prior service credit of certain hired employees.
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows, effective as provided below:
I.
Effective March 17, 2008, Section 1.1(55) of the Plan is hereby amended by adding the following sentence to the end of the first paragraph thereof:
“Further provided, each individual who was employed by Accenture LLP on March 1, 2008 and who subsequently becomes employed by an Employer during the period of time beginning on March 17, 2008 and ending on April 30, 2008, shall be credited with Service based upon his original date of hire with Accenture LLP.”
II.
Except as modified herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Fourteenth Amendment to the Plan to be executed on the date indicated below, to be effective as provided above.

DYNEGY INC.,
a Delaware corporation

By:	/s/ Julius Cox
Title:	Chairman of the BPC
Date:	March 31, 2008